Bay Bancorp, Inc.

Presentation to
Annual Shareholders Meeting
May 25, 2016

Joseph J. Thomas – President and CEO

Disclosure

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 concerning Bay Bancorp, Inc.'s plans, strategies, objectives, expectations, intentions, financial condition and results of operations. Statements that are not historical in nature, including those that include the words "anticipate", "estimate", "plan", "focus", "project", "continue", "ongoing", "target", "aim", "expect", "believe", "intend", "may", "will", "should", "could", or the negative of those words and other comparable words, and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements.

These forward-looking statements reflect management's current views and intentions and are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause the actual results to differ materially from those contemplated by the statements. The significant risks and uncertainties related to Bay Bancorp of which management is aware are discussed in detail in the periodic reports that Bay Bancorp files with the Securities and Exchange Commission (the "SEC"), including in the "Risk Factors" section of its Annual Report on Form 10-K for the year ended December 31, 2015. Investors are urged to review Bay Bancorp's periodic reports, which are available at no charge through the SEC's website at www.sec.gov and through Bay Bancorp's website at www.baybankmd.com on the "Investor Relations" page. Bay Bancorp assumes no obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation.

Agenda

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

I. Overview of the Company

II. Market Update

III. 2015 Performance

IV. Acquisition Overview

V. Summary



BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

"All the banks sound the same. We need to change the conversation."

"We need to zig where others zag— Need to explore unique business areas."

"We want to be know as the business bank."

"The bank built by entrepreneurs for entrepreneurs."

- Pursue lead relationships with businesses, real estate investors and professionals
- Possess the best talent and technology to provide differentiated service
- Leverage acquisition track record to opportunistically buy banks and assets

Strong Franchise Attributes

- Exceptional management team and board of directors.
- Vibrant, high-growth market filled with entrepreneurs along Baltimore Washington Corridor.
- Balanced community banking strategy with strong credit and fee-based products.
- Innovative culture and business model to achieve high organic C&I loan and core deposit growth.
- Improving expense structure and scale attributes to drive core profitability.
- Strong balance sheet with strong tier one leverage capital and moderate classified assets-to capital.
- Proven and positioned to grow via acquisition to become $100 million in market capitalization.

The Evolution of Bay Bank

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Year	Company	Event
2009	Hovde PRIVATE EQUITY ADVISORS LLC	Financial Services Partners Fund I (FSPF) applies for and is approved for a shelf-charter by the Office of Thrift Supervision and the FDIC that can be used to acquired failed banks.
2010	Bay Bank	Bay Bank, FSB was formed as a subsidiary of Jefferson Bancorp Inc. (JBI) by FSPF to purchase the assets and liabilities of Bay National Bank from the FDIC in July 2010 in a whole bank, no loss share transaction.
2012	Carrollton Bancorp	Entered into a definitive agreement to acquire Carrollton Bancorp through a reverse merger transaction. Carrollton Bank was formed in 1903 and built a community bank franchise serving the Baltimore market.
2013	Bay Bancorp	Following completion of the reverse merger, Carrollton Bank was rebranded and the holding company was renamed Bay Bancorp, Inc. and is listed on the NASDAQ under the ticker symbol "BYBK".
2014	Slavie Federal SAVINGS BANK	In May 2014, Bay Bank, FSB, purchased the assets and liabilities of Slavie FSB from the FDIC, adding nearly $124 million in assets, $90 million in loans and $110 million in deposits. Bay Bank retained Slavie's Baltimore branch location in the transaction.
2015	BayBank The Bank Built By Entrepreneurs, For Entrepreneurs.	Bay Bancorp rebrands itself under a new CEO as "the bank built by entrepreneurs for entrepreneurs," relocates its corporate headquarters to Columbia, MD to better serve the Corridor, and achieves approximately $500 million in total assets.
2016	HOPKINS FEDERAL SAVINGS BANK	Hopkins and Bay Bank enter into a definitive merger agreement. Hopkins is a 95-year old bank with strong customer relationships in Pikesville market, boosting Bay's position in Greater Baltimore to top 5 in deposits among local banks.

Growth in Shareholder Value

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.



Book and Tangible Book Value Per Share
$6.50
$6.00
$5.50
$5.00
$4.50
$4.00
$4.65
$4.62
$5.82
$5.39
$6.05
$5.73
$6.13
$5.88
Dec-12
Dec-13
Dec-14
Dec-15
Book Value per Share
Tangible Book Value per Share

Performance of BYBK Common Stock

BayBank
The Bank Built By Entrepreneurs,
For Entrepreneurs.


Bay Bancorp, Inc. - Price Change (%)
BYBK (+15.95%)
U.S. Bank and Thrift (-5.69%)
Price Change %
25
20
15
10
5
0
-5
-10
-15
-20
Dec-14
Feb-15
Apr-15
Jun-15
Aug-15
Oct-15
Dec-15
Feb-16
Apr-16


Volume
1,500,000
1,250,000
1,000,000
750,000
500,000
250,000
-
Dec-14
Jan-15
Feb-15
Mar-15
Apr-15
May-15
Jun-15
Jul-15
Aug-15
Sep-15
Oct-15
Nov-15
Dec-15
Jan-16
Feb-16
Mar-16
Apr-16

Deposit Market Share & Branch Footprint

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

BALTIMORE-TOWSON MARKET SHARE
(Maryland domiciled banks)*

2015 Rank	Institution	# of Branches	2015 Deposit Share $000	%
1	The Columbia Bank	15	871,971	1.29%
2	Sandy Spring Bank	11	717,711	1.06%
3	First Mariner Bank	17	702,930	1.04%
4	Rosedale FS&L	9	610,642	0.90%
(5)*	Bay Bank, FSB & Hopkins FSB Combined	13	595,355	0.88%
5	CFG Community Bank	3	555,319	0.82%
6	Severn Savings Bank, FSB	4	551,565	0.82%
7	Howard Bank	10	496,238	0.73%
8	Arundel FSB	7	408,870	0.61%
9	Bay Bank, FSB	11	384,487	0.57%
10	The Bank of Glen Burnie	8	347,423	0.51%
18	Hopkins FSB	2	210,868	0.31%

As of June 30, 2015; reflects pro forma mergers and branch acquisitions since that date. (Source: FDIC, SNL)
*The combined deposits of Bay Bank, FSB and Hopkins Federal Savings

BRANCH FOOTPRINT**


Bel Air/Hickory
Cockeysville
Lutherville
Mortgage Division
Perry Hall
Towson East
Overlea
Downtown
Highlandtown
Arbutus
Corporate Office & Columbia Branch
Glen Burnie
BayBank
83
795
695
70
40
95
97
1
295
100

Bay Branch

Hopkins Branch

Comprehensive & Diverse Business Units

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Commercial Banking

- Seasoned team of Commercial Bankers (10)
- Broad focus across the C & I, Business Banking and Commercial Real Estate markets
- Robust Cash Management platform including remote deposit capture

Community Banking

- 11 branch network in Baltimore market
- Solid core deposit base (42% transaction account balances)
- Strong business banking franchise (4.7% NIM)

Mortgage Banking

- Significant purchase money volume
- Originated $96MM of mortgages in 2014; Originated $126MM of mortgages in 2015
- Extensive product offering

Payments

- Robust market share of network sponsorship for PIN-based transactions
- Debit Sponsorships (88%), ATM and Check Card fees (12%),
- Excellent fee income stream ($2.4MM for 2015)

Executive Management

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.



Joseph J. Thomas – President and CEO - Mr. Thomas has extensive experience in the financial services industry. He was formerly Managing Director of Hovde Private Equity Advisors and had a distinguished 20+ year banking career with Wachovia Corporation, most recently as Managing Director and Head of Financial Institutions Investment Banking. Mr. Thomas has been on the Board of the Bank since its inception.



Larry Pickett – Chief Financial Officer - Mr. Pickett joined the Bank as its CFO in January 2014 from Susquehanna Bancshares, Inc. in Lititz, Pennsylvania where he was responsible for the financial operations of the $18 billion regional bank. Mr. Pickett spent over 20 years with Susquehanna and is a practicing CPA.



H. Les Patrick – Chief Credit Officer/Special Assets - Mr. Patrick joined the Bank from Bank of America where he was managing Special Assets in the Mid-Atlantic region. Mr. Patrick brings 35+ years of banking experience to the Bank with such companies as Provident Bank, National Bank of Washington, American Security Bank, Equitable Bank and Maryland National Bank.



H. King Corbett – Chief Lending Officer - Mr. Corbett joins the Bank with 40 years of banking experience in the Baltimore market. Mr. Corbett began his career with Maryland National Bank in 1974 and has had leadership roles at Sovran Bank, First National Bank of Maryland (now M & T Bank) and SunTrust Bank.



Deanna Lintz – Chief Banking Officer - Mrs. Lintz joined the Bank is 2007 with nearly three decades of banking experience. She has held leadership positions with Bank of America, Provident Bank and M&T Bank working in the areas of consumer banking, private banking and business banking.



Josie Porterfield – Chief Operations Officer - Mrs. Porterfield has more than 30 years of experience in the banking industry, having previously worked for organizations such as Loyola Federal Savings Bank, Chase Manhattan Bank of Maryland and Provident Bank. Mrs. Porterfield is experienced in loan and deposit operations, loan administration and project management.

Market Leadership



Rich Ohnmacht – Corridor Market President – Mr. Ohnmacht has been working in banking and finance since 1991. He has principally worked in the Baltimore/Washington corridor markets managing large teams of commercial and real estate lenders. He is also experienced in treasury and wealth management.



Todd Warren – Baltimore Market President – Mr. Warren has nearly 20 years of experience in the banking industry. He recently joined Bay Bank after serving as Senior Vice President and Senior Relationship Manager at Sandy Spring Bank. He has also held leadership and lending roles at K Bank, Susquehanna Bank and Bank of America.



George Decker – Commercial Real Estate Manager – Mr. Decker has nearly 40 years of experience in the commercial banking industry, primarily in the greater Baltimore Metro area. He has worked for a variety of other prominent banking institutions including First National Bank of Maryland, M&T Bank, and Provident Bank.

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.



Pierre Abushacra – Mr. Abushacra is the founder and CEO of Firehook Bakery, a wholesale bakery and 10 company owned and operated cafes in the Washington DC metro area. Mr. Abushacra has been a director of the Company since May 2015 and of Bay Bank, FSB since April 2015.



Robert J. Aumiller – Mr. Aumiller is the President of MacKenzie Commercial Real Estate Services, LLC, a commercial real estate brokerage where he has been for over 20 years. Mr. Aumiller served on the Carrollton board and joined the new board with the Carrollton Bank merger.



Steven K. Breeden – Mr. Breeden is active in the local real estate industry with a focus in Howard County. He is a principal in Security Development Corporation. Mr. Breeden served on the Carrollton board and joined the new board with the Carrollton Bank merger.



Michael Chiaramonte – Mr. Chiaramonte is the President and CEO of Michael Chiaramonte & Associates a consulting and advisory firm offering support to individuals, corporations and government in matters ranging from healthcare systems operations, healthcare policy, wealth management and hospitality services. Mr. Chiaramonte has been a director of the Company since May 2015 and of Bay Bank, FSB since April 2015.

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.



Mark M. Caplan – Mr. Caplan is a Baltimore native who has been very active in the multi-family real estate market and equipment lease business in the region. He has previously served on a local bank board and brings tremendous local knowledge to the Board.



Harold "Hal" Hackerman – Mr. Hackerman is a Director at Ellen & Tucker, Chartered, a regional accounting firm headquartered in Baltimore. Mr. Hackerman has extensive experience in mergers and acquisitions, assisting companies in financially troubled situations and bankruptcies representing debtors, unsecured creditors, and secured lenders. Mr. Hackerman served on the Carrollton board and joined the new board with the Carrollton Bank merger.



Eric D. Hovde – Mr. Hovde is the Chief Executive Officer of Hovde Capital Advisors LLC and has been an active participant in the financial services industry since the mid- 1990's. Mr. Hovde has served on a number of bank boards and is currently the Chairman of the Board of Sunwest Bank in Southern California.



Charles L. Maskell Jr., CPA – Mr. Maskell leads a local corporate advisory and management consultant firm, Chesapeake Corporate Advisors, and is a CPA. Mr. Maskell is very active in the Baltimore business community and is a great advocate in the market.

Joseph J. Thomas – President and CEO - See biography above.

II. Market Update

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.



TECH NEVER STOPS.
NEITHER DO WE.
Bay Bank understands that working in tech is synonymous with having an entrepreneurial mindset. By specializing in lending products like asset-based lines of credit, equipment term loans, and providing solutions for business acquisition loans, we keep entrepreneurs moving forward in the mobile world.
Get to know the bank that gets you.
Visit baybankmd.com/entrepreneur.
BayBank
THE BANK BUILT BY ENTREPRENEURS, FOR ENTREPRENEURS.

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Entrepreneurial Climate

- Greater Baltimore has become a leading US metro areas for the start-up and growth of new businesses
- The region's educational attainment and research, strong incubator system, access to capital, supports growth
- Strategically located in the Mid-Atlantic, Baltimore is the 26th largest city in the nation
- Home to 13 colleges and universities
- More than 60 federal agencies and research labs are within 30 miles, bringing substantial federal spending and jobs to the region
- Thriving port and easy access via rail, air and highways
- Professional sports teams, historic and cultural resources


PENNSYLVANIA
VIRGINIA
Chesapeake Bay
Economic Alliance of GREATER BALTIMORE

Source: Economic Alliance of Greater Baltimore

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Location Quotient of Eds & Meds, Tech* and Federal Government Sectors


Location Quotient (LQ)
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
National Average = 1.0
Washington, D.C.
Boston
San Francisco
Baltimore
Philadelphia
Pittsburgh
New York
San Diego
Seattle
Los Angeles
Austin
Raleigh
Chicago
Denver
Richmond
Atlanta
Nashville
Miami
Dallas - FW
Charlotte

Source: Moody's Analytics; CoStar Portfolio Strategy

**As of 2015 Q2*

Location quotient measures employment concentration by market: metro industry employment as a % of metro total/national industry employment as a % of national total

Health care

Greater Baltimore is a global center for health care services. The region is home to world class institutions and practitioners, has a high concentration of employment in the health care industry and is experiencing rapid expansion and investment in critical infrastructure.

- Over 189,000 are employed in the region's Health Care Services industry
- Health care practitioner and technical occupations in the region earn an average of $66,160
- Maryland is providing nearly $2 million to Health Enterprise Zones to provide health care services across the region
- Recent expansions at regional hospitals and medical centers have totaled nearly $3 billion
- Health Care Services is also an anchor for growth in IT, cyber, biosciences, and finance (health care plans)

Cyber Security

The Baltimore-Washington region is among the top cyber security hubs in the US. The skilled technical workforce in the region ranks among the most concentrated in the country and nationally-ranked local colleges and universities continue to stock a talented pipeline of Cyber Security talent.

- The Federal Government expects to spend over $40 billion on non-military IT
- 8 Greater Baltimore colleges and universities are recognized as NSA Information Assurance Centers of Excellence
- Maryland has over 19,000 job openings in cyber security, more than anywhere else in the country
- Baltimore-Washington is home to over 200,000 Cyber Security professionals, with over 75,000 in Greater Baltimore/Central Maryland

Source: Economic Alliance of Greater Baltimore

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Manufacturing

Manufacturing remains a top contributor to the US and Greater Baltimore economies. While employment has steadily declined since the 1970s, new innovations and technologies have led to significant increases in productivity, output, value added, and wages.

- Over 57,000 are employed in Greater Baltimore's 1,640 manufacturing establishments
- Manufacturing employees in Greater Baltimore earned an average of $59,875 in 2011, compared to $52,330 nationally
- 42% of manufacturing jobs in Greater Baltimore are considered at least moderately high-tech
- Employees in very high-tech manufacturing jobs earn an average of $112,871, well above the national average.
- Baltimore offers the #3 best tax environment for the manufacturing sector in the US, as ranked by KPMG

Not-for-Profits

Not-for-Profit organizations based in Greater Baltimore make strong contributions to the region's economy and quality of life. They also have national and global impact by pursuing critical missions, such as scientific discovery, international disaster relief, affordable housing and civil rights.

- Over 172,000 are employed in Greater Baltimore's Not-for-Profit sector
- The region ranks #7 in Not-for-Profit employment concentration among the 25 largest US metros
- Annual payroll in the region's Not-for-Profit sector is $7.25 billion
- Maryland is the #2 most charitable state in the US and Canada. Maryland ranks #1 in percentage of tax filers donating to charity and #6 in percentage of aggregate income donated to charity

Source: Economic Alliance of Greater Baltimore

Commercial Real Estate Fundamentals

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Baltimore Office


Forecast
2,370
1,947
1,524
1,102
679
256
13.4%
12.4%
11.3%
10.2%
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Deliveries
Net Absorption
Vacancy
National Vacancy

Availability	Survey	5-Year Avg
Gross Rent Per SF	$22.10	$21.39
Vacancy Rate	9.7%	11.6%
Vacant SF	13,564,662	16,109,197
Availability Rate	13.5%	14.4%
Available SF	19,255,699	20,127,696
Sublet SF	1,062,922	1,179,782
Months on Market	22.2	19.4

Demand	Survey	5-Year Avg
12 Mo. Absorption SF	2,606,015	1,175,995
12 Mo. Leasing SF	6,647,095	6,539,974

Inventory	Survey	5-Year Avg
Existing Buildings	6,506	6,470
Existing SF	140,481,696	138,490,362
12 Mo. Const. Starts	1,824,242	1,236,115
Under Construction	1,963,116	1,291,819
12 Mo. Deliveries	1,009,338	1,044,186

Sales	Past Year	5-Year Avg
Sale Price Per SF	$152	$131
Asking Price Per SF	$126	$116
Sales Volume (Mil.)	$1,108	$669
Cap Rate	7.8%	8.3%

Baltimore Industrial


Forecast
503
313
123
(67)
(257)
7.0%
6.1%
5.2%
4.2%
3.3%
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Deliveries
Net Absorption
Vacancy
National Vacancy

Availability	Survey	5-Year Avg
Rent Per SF	$4.96	$4.78
Vacancy Rate	8.9%	10.5%
Vacant SF	17,513,091	20,206,008
Availability Rate	14.2%	15.1%
Available SF	28,188,888	29,354,452
Sublet SF	2,113,792	1,162,947
Months on Market	17.1	17.9

Demand	Survey	5-Year Avg
12 Mo. Absorption SF	475,945	1,514,304
12 Mo. Leasing SF	10,841,534	10,637,942

Inventory	Survey	5-Year Avg
Existing Buildings	3,543	3,524
Existing SF	196,003,196	192,641,951
12 Mo. Const. Starts	3,380,704	1,791,067
Under Construction	2,505,759	1,465,561
12 Mo. Deliveries	2,290,864	1,696,077

Sales	Past Year	5-Year Avg
Sale Price Per SF	$63	$55
Asking Price Per SF	$54	$51
Sales Volume (Mil.)	$800	$628
Cap Rate	6.1%	6.8%

Source: CoStar; May 2016

Commercial Real Estate Fundamentals (Continued)

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Baltimore Flex


4,095
3,241
2,386
1,531
677
Forecast
13.2%
11.6%
10.0%
8.5%
6.9%
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Deliveries
Net Absorption
Vacancy
National Vacancy

Baltimore Retail


1,649
1,301
953
604
256
Forecast
8.4%
7.6%
6.9%
6.1%
5.4%
4.6%
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Deliveries
Net Absorption
Vacancy
National Vacancy

Baltimore Flex

Availability	Survey	5-Year Avg
Rent Per SF	$11.06	$10.65
Vacancy Rate	9.3%	10.4%
Vacant SF	4,724,188	5,270,416
Availability Rate	12.8%	14.5%
Available SF	6,518,137	7,348,159
Sublet SF	415,242	364,655
Months on Market	19.4	16.5

Demand	Survey	5-Year Avg
12 Mo. Absorption SF	256,005	379,333
12 Mo. Leasing SF	3,372,844	2,983,627

Inventory	Survey	5-Year Avg
Existing Buildings	1,453	1,448
Existing SF	50,779,360	50,583,625
12 Mo. Const. Starts	40,000	114,159
Under Construction	0	100,414
12 Mo. Deliveries	207,968	126,391

Sales	Past Year	5-Year Avg
Sale Price Per SF	$119	$85
Asking Price Per SF	$88	$83
Sales Volume (Mil.)	$128	$100
Cap Rate	7.4%	8.0%

Baltimore Retail

Availability	Survey	5-Year Avg
NNN Rent Per SF	$19.26	$17.40
Vacancy Rate	4.5%	5.5%
Vacant SF	6,487,035	7,836,897
Availability Rate	6.2%	7.4%
Available SF	9,064,882	10,628,164
Sublet SF	287,642	381,408
Months on Market	20.3	18.1

Demand	Survey	5-Year Avg
12 Mo. Absorption SF	1,082,832	971,404
12 Mo. Leasing SF	3,009,799	2,791,768

Inventory	Survey	5-Year Avg
Existing Buildings	12,936	12,862
Existing SF	144,394,032	143,076,452
12 Mo. Const. Starts	712,458	875,139
Under Construction	999,863	811,108
12 Mo. Deliveries	818,226	751,151

Sales	Past Year	5-Year Avg
Sale Price Per SF	$145	$142
Asking Price Per SF	$157	$150
Sales Volume (Mil.)	$588	$497
Cap Rate	7.5%	7.9%

Source: CoStar; May 2016

Favorable Demographics

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

- The Baltimore-Washington region provides unique demographic and economic characteristics.
- Two of the top ten U.S. communities of over $50,000 in median income are in the Baltimore-Washington region.
- Maryland ranks 3rd of all states with 36% of the population over the age of 25 completing a bachelor's degree or higher. Washington D.C. ranks 1st with 49%.
- Expansion of the initial platform into the Washington, D.C. – Arlington, VA MSA provides for more opportunities to enter into a prosperous economic environment.

2015 Median Household Income



$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$53,706
$74,567
$71,001
$70,354

Unemployment History



11.5
10.5
9.5
8.5
7.5
6.5
5.5
4.5
Mar-10
Jun-10
Sep-10
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12
Jun-12
Sep-12
Dec-12
Mar-13
Jun-13
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14
Dec-14
Mar-15
Jun-15
US
Maryland
Washington D.C.
Virginia

Projected 2015-2020 HH Income Growth



12%
10%
8%
6%
4%
2%
0%
6.68%
9.98%
10.14%
11.84%
US
Maryland
Baltimore-Towson MSA
Washington DC - Arlington VA MSA

Source: SNL Financial, U.S. Census, Bureau of Labor Statistics

III. 2015 Performance

*"We **understand firsthand what it takes** to grow a company, because we're successfully growing ours."*

*We pride ourselves on **providing quick turnaround times** for the services we offer and **delivering what we promise**."*

Financial Overview - Earnings

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Income and Expense ($000)	For Years Ended 2012	2013	2014	2015
Net Interest Income	$ 9,253	17,758	22,858	21,375
Provision Expense	734	842	802	1,143
Non-Interest Income	413	8,945	7,706	5,374
Non-Interest Expense	8,229	22,115	27,456	22,541
Net Income Before Taxes	703	3,745	2,306	3,065
Net Income	$ 58	3,241	3,033	1,931
Performance Ratios				
Basic and Diluted EPS	0.01	0.39	0.29	0.17
Return on Average Assets	0.05%	0.90%	0.66%	0.40%
Return on Average Equity	0.19%	6.68%	4.93%	2.94%

Core Pre-Provision Earnings

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Bay Bancorp, Inc. (consolidated)	For Years Ended			
Core Pre-Provision Earnings ($000)	2012	2013	2014	2015
Net Income Before Taxes	$ 703	3,745	2,306	3,065
Non-Core Adjustments:				
Less:				
Accelerated Accretion on Acquired Loans (1)	0	(598)	(1,566)	(856)
Gain on Acquisitions (2)	0	(2,860)	(524)	0
Income recognixed from IRA exit (3)	0	0	(2,380)	0
Provision for Loan Loss	734	842	802	1,143
Plus:				
Amortization Expense on Intangible Assets	0	791	993	854
Expense for Mergers and Acqusitions (4)	916	2,042	1,028	22
Other non-recurring expenses (5)	0	0	1,523	0
Core Pre-Tax, Pre-Provision Net Income	2,353	3,962	2,181	4,228
Core Income Tax Expense (6)	894	1,506	829	1,134
Core Pre-Provision Net Income	**$ 1,459**	**2,456**	**1,352**	**3,094**
Key Core Pre-Provision Performance Ratios				
Basic and Diluted EPS	$ 0.25	0.26	0.12	0.28
Return on Average Assets	1.14%	0.69%	0.29%	0.64%
Return on Average Equity	4.86%	5.06%	2.20%	4.71%
Net Interest Margin	8.46%	6.04%	5.31%	4.88%
Non-Interest Income/Average Assets	0.32%	1.70%	1.06%	1.12%
Non-Interest Expense/Average Assets	5.72%	5.38%	5.21%	4.50%
Efficiency Ratio	75.66%	82.95%	91.66%	78.48%

Core Pre-Provision Earnings (Continued)

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Footnotes to core earnings

1. Accelerated accretion from acquired loans – Acquired loans are carried net of purchase discount/premium which is amortized/accreted into earnings over the life of the loan. The discount/premium is accelerated and recognized as income or expense if the loan is paid off or otherwise settled prior to maturity. The early acceleration is adjusted out of core earnings in this analysis.

2. Bargain purchase gain – Gain on acquisition/merger is the excess of the fair value of net assets over consideration paid. 2013 Carrollton Merger, 2014 Slavie Acquisition.

3. Individual Retirement Account (IRA) product line exit - The Company stopped offering IRAs and resigned as custodian for its existing IRAs. The IRA exit accelerated the recognition of the remaining interest rate mark-to-market. The early acceleration is adjusted out of core earnings in this analysis.

4. Merger/acquisition costs – These expenses primarily related to professional services, system conversions and integration of operations as well as other costs of completing the transactions.

5. Common stock award – A 2014 one-time award of common stock that vested immediately and was recognized as compensation expense for $1.07 million was adjusted out of core earnings in this analysis. 2014 Severance costs of $.52 million of Compensation costs recognized for executives due to a corporate reorganization were adjusted out of core earnings in this analysis.

6. For comparison purposes, a consolidated tax rate of 38% was utilized for core income tax expense.

Composition of Revenue

- Driving fee revenue to offset diminishing accretion income
- Bay has diverse streams of revenue in mortgage & electronic banking
- We have restructured and revitalized Bay Bank Mortgage

December 31, 2015

Revenue


Net Interest Income
Noninterest Income
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
2012
2013
2014
2015

Non-Interest Income


Service Charges 6%
Mortgage 32%
Other Income 18%
Electronic Banking 45%
Electronic Banking
Mortgage Banking
Net Gain on Sale of REO
Service Charges

Financial Overview – Balance Sheet

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

	End of Year			
	2012	2013	2014	2015
Assets ($000)				
Cash and Investments	$ 29,661	60,869	55,421	72,308
Total Loans	101,736	320,680	393,051	393,241
Allowance for Loan Losses	(656)	(851)	(1,295)	(1,773)
Goodwill/Intangible Assets	174	3,994	3,478	2,624
Other Assets	2,329	34,397	29,288	24,762
Total Assets	$ 133,244	419,089	479,943	491,162
Liabilities				
Non-Interest Deposits	$ 22,006	90,077	91,677	101,838
Interest Checking	7,088	42,379	54,845	53,992
Savings and Money Market	20,475	106,175	118,885	127,033
Time Deposits	51,103	122,363	122,423	84,552
Total Deposits	$ 100,672	360,993	387,830	367,416
FHLB and Other Borrowings	-	-	22,150	52,300
Accrued Interest and Other Liabilities	747	3,542	3,320	3,763
Total Liabilities	$ 101,419	364,535	413,300	423,479
Equity				
Common Stock and Capital Surplus	27,102	45,737	54,243	54,442
Retained Earnings	4,462	7,704	10,736	12,667
AOCI	260	1,114	1,664	574
Total Equity	$ 31,824	54,554	66,643	67,682
Total Liabilities and Equity	$ 133,244	419,089	479,943	491,162
Leverage Ratio	22.23%	11.41%	12.94%	13.75%
Total Risk Based Capital Ratio	27.76%	14.68%	16.66%	16.58%
Tangible Book Value per Share	$4.62	$5.39	$5.73	$5.88
Book Value per Share	$4.65	$5.82	$6.05	$6.13

Core Deposit Base and Funding

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

- Non-Interest deposit balances are approximately 24% of total fundings as of 12/31/15.
- Core deposits (checking, money market, savings) are equal to approximately 67% of total funding as of 12/31/15.
- Core deposit balances have shown steady growth going from $239 million at 12/31/13 to $265 million at 12/31/14 to approximately $283 million as of 12/31/15.
- FHLB borrowing capacity provides flexibility and funding structure to manage interest rate and liquidity risk.

Balance Sheet Fundings


Thousands
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-

	Dec-12	Dec-13	Dec-14	Dec-15
FHLB/Borrowed Funds	$-	$-	$22,150	$52,300
Time Deposits	$51,103	$122,363	$122,423	$84,552
Money Market and Savings	$20,475	$106,175	$118,885	$127,033
Interest Bearing Checking	$7,088	$42,379	$54,845	$53,992
Non-Interest Bearing Deposits	$22,006	$90,077	$91,677	$101,838

Loan Portfolio Growth

BayBank
The Bank Built By Entrepreneurs,
For Entrepreneurs.

- New loans originated in 2015 totaled $85 million compared to $71 million in 2014.
- Bay Bank New Origination Portfolio net growth of 33% in 2015.
- Nonperforming assets (TDR, nonaccrual loans, accruing past 90 days, real estate foreclosed) decreased to $10.3 million at 12/31/15 from $14.9 million at 12/31/14.
- Nonperforming assets represented 2.10% of total assets at 12/31/15 compared to 3.10% at 12/31/14.



Total Loans by Source
Thousands
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-

	Dec-10	Dec-11	Dec-12	Dec-13	Dec-14	Dec-15
Acquired Bay National	$83,703	$62,560	$47,214	$38,236	$28,793	$22,409
Bay Bank New Originations	$4,712	$34,460	$54,522	$99,170	$150,230	$199,118
Acquired Carrollton Portfolio				$183,274	$142,648	$112,465
Acquired Slavie Portfolio					$71,380	$59,249

Note: Excludes Loans Held for Sale

Proven Asset Quality Resolution

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.


Total Classified Assets (000s)
OREO
Substandard Loans
$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
June-13
September-13
December-13
March-14
June-14
September-14
December-14
March-15
June-15
September-15
December-15


Problem Asset Ratios (Bank)
100%
90%
80%
70%
60%
50%
40%
30%
20%
74.7%
75.8%
61.8%
63.8%
88.9%
89.4%
74.6%
70.5%
59.4%
51.5%
40.8%
42.7%
42.0%
41.6%
40.0%
66.5%
65.7%
47.3%
45.3%
35.4%
31.8%
26.3%
Classified Assets
Criticized Assets
June-13
September-13
December-13
March-14
June-14
September-14
December-14
March-15
June-15
September-15
December-15

- Proven success in resolving problem assets acquired through acquisitions.
- Steady decline in problem asset level since each acquisition.
- The FDIC-assisted acquisition of Slavie FSB occurred in Q2 2014.
- $9.0 million of discounts remain on acquired loans at December 31, 2015.

2015 Performance Improvement Initiatives

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

First Quarter

- Reorganized the management structure to further leverage existing staff and create a strong and diverse leadership team.
- Completed headcount reduction to eliminate 10% (16 FTE) of the work force, while creating Business Analysis Group to help with ongoing efficiency.
- Implemented initiatives to reduce non-interest expense by 20% run rate by 12/31/15, while maintaining aggressive marketing and technology initiatives.
- Eliminated Private Banking as a stand-alone group and de-emphasized selling wealth management services via our relationship with Founders Financial.
- Formed new Business Analysis Group led by Jessica Moore to help us make better business decisions using more robust data.

Second Quarter

- Recruited and elected two new Directors, Abushacra and Chiaramonte, to diversify board and increased presence in Prince Georges and Montgomery County.
- Implemented new Portfolio Management team led by Steve Bollinger to support client management, loan structuring and portfolio surveillance.
- Launched new Credit Training program for 10 employees to expand their skills and value to the organization.
- Relocated Bay Bank's headquarters from Lutherville to Columbia to enable more colleagues in one location to promote a common culture and enhance efficiency.
- Launched a new branch model in Lutherville and Columbia that provides flexible service, staffed by cross-trained employees.
- Created new Corridor Market President role and hired Rich Ohnmacht who has overseen a marketing blitz in the Gateway and coordinated sales across the Corridor.

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Third Quarter

- Charged branch managers with direct responsibility for originating Business Banking loans and deposit relationships under leadership of Deanne Lintz.
- Refined the BLX product to increase secured term loans to $250K term loan and lowering eligible FICO sores to 680 with the oversight of Michael Camiel.
- Reorganized the Commercial Banking into two sales teams (Baltimore and Corridor) reporting to King Corbett – subsequently hired Baltimore Market President, Todd Warren.
- Recruited a new Deposit Operations Head, Alma Campos and re-aligned Treasury Services Sales and Support under Operations.
- Recruit Chris Massar as new head of Mortgage Operations (11/15) who restructured the secondary marketing and improved leadership in processing.
- Commenced stock repurchase program and completed purchase of 170,000 shares to manage capital allocation and stockholder value.

Fourth Quarter

- Rolled out to the mortgage lenders new compensation tiers for both producers and managers based upon production levels in dollars and units.
- Implemented new TRID disclosure requirements prior to the 10/3/15 CFPB deadline.
- Hired Travis Teal as new Sales Manager for Business Banking to provide sales and product management to this segment.
- Completed rollout of Baker Hill for end-to-end Customer Relationship Management and Credit Administration functions, project led by Jessica Moore.
- Completed negotiations with Hopkins Federal to acquire the company in an attractive 100% cash deal at a reasonable valuation.

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Bay Bank is executing its strategy with more careful focus in high impact areas to enable the next phase of our growth and improve earnings:

Big Drivers

- Grow loans by developing strong industry niches
- Enhance core deposits and fees through a dedicated Treasury Management team
- Evaluating our branch footprint to improve efficiency

Difference Makers

- Drive down expenses in mortgage, loan administration and workout
- Infuse technology in all client engagement, underwriting and operations
- Identify bolt-on acquisitions of assets, specialty finance companies and banks

BayBank
The Bank Built By Entrepreneurs,
For Entrepreneurs.


THE BEST WAY TO UNDERSTAND AN ENTREPRENEUR?
BE ONE.
We're entrepreneurs ourselves. So we see the opportunities that entrepreneurs see and solve the challenges that they face. We provide the right answers because we ask so many of the same questions. It's why we actively lend to businesses of every stripe. Not as a distant entity. But as an entrepreneurial business invested in the heart of the Baltimore Washington Corridor.
Get to know the bank that gets you.
Visit baybankmd.com/entrepreneur.
BayBank
THE BANK BUILT BY ENTREPRENEURS. FOR ENTREPRENEURS.

Disciplined Acquirer

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

	Target	County	Date Completed	Assets	Deposits	Negative Bid	# of Offices	P/TBV (%)	Associated Discount ($)	Deposit Premium (%)	Note
				Transaction Characteristics							
FDIC-Assisted	Bay National Bank	Baltimore County	7/9/2010	282,174	276,090	(33,500)	2	N/A	(30,854)	0.03%	▪ FSPF I and Jefferson Bancorp received a shelf charter to bid on Bay National. ▪ Successfully rebranded the failed acquisition. ▪ Continue to successfully resolve problem assets.
Whole Bank	Carrollton Bancorp (CRRB)	Howard County	4/19/2013	365,186	325,147	N/A	11	58% - 69%	(13,034)	1.36%	▪ Structured as a reverse merger, Jefferson Bancorp acquired and merged into Carrollton Bancorp (CRRB). ▪ Legacy Jefferson Bancorp shareholders acquired 87% of Carrollton Bancorp in a cash/stock transaction as well as repaid TARP. ▪ Carrollton Bank was merged into Bay Bank.
FDIC-Assisted	Slavie FSB	Harford County	5/30/2014	128,400	110,468	(8,000)	2	N/A	(7,566)	0.20%	▪ Slavie was acquired from the FDIC through a P&A with no loss share. ▪ Expanded Bay's footprint north, adding scale to the franchise. ▪ Bay is executing a cost reduction strategy and quickly addressing problem assets acquired in the transaction.

Hopkins Bancorp Transaction Rationale

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Strategic Rationale

- 95-year old bank with deep local roots and strong customer relationships in Pikesville market
- Logical in-market consolidation with opportunities for significant operating efficiencies
- Significantly enhances Bay's market position in Greater Baltimore to top 5 in deposit market share among local banks

Financially Attractive

- Attractive book value multiple on comparative basis and all-cash structure should enable Bay to leverage excess capital and improve ROE
- Combination should enable Bay to achieve 35% earnings accretion with a 2.3-year tangible book value earn back
- Additive to strong core deposit base and reduces pro forma loan-to-deposit ratio

Low Risk Integration

- Bay has leadership teams and disciplined processes for acquisitions (we have completed 3 deals since 2010)
- Hopkins Chairman, Alvin Lapidus, joining Bay as Chairman Emeritus to ensure client and operating continuity
- Bay is experienced with integrating banks where FiServ is the core system provider

Pro Forma with Hopkins Loan and Deposit Composition

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

9/30/15 Loan Composition


C&I 8%
Consumer, HELOC & Other 8%
Constr. & Land Dev. 7%
Residential RE 28%
Commercial RE & Multifamily 49%

Total Loans: $449.1 Million(1)

9/30/15 Deposit Composition


Time Deposits <$100,000 17%
Time Deposits ≥$100,000 16%
NIB Demand 17%
Interest Bearing Transaction 9%
MMDA and Savings 41%

Total Deposits: $585.0 Million(1)

Note: BYBK CRE portfolio includes 1-4 family investor real estate
(1) Combined total does not include purchase accounting adjustments

Hopkins Federal Savings Bank

Transaction Value (1)	$24.9 million
Consideration per Share (1)	$103.00
Consideration Mix	100% Cash
Price/TBV	105%
Price/LTM EPS	20x
Required Approvals	Regulatory and Hopkins Shareholder Approval
Expected Closing	Q2 2016
Board	Alvin Lapidus to become Chairman Emeritus

(1) After $16.0 million dividend to Hopkins Shareholders and subject to adaptation for Hopkins' transaction costs

Valuation and Collars

Hopkins shareholders will receive approximately $103.00 per share in cash, after $16.0 million pre-merger dividend, subject to variable pricing mechanism at closing and a cap and floor on consideration:

- Valuation Metric: 105% tangible book value at month-end before close after $16.0 million dividend and Hopkins transaction expenses
- Collar on Value: merger consideration cannot exceed $25.7 million with Bay's consent or be less than $21.4 million without Hopkins' consent
- A party will be entitled to a $1.0 million termination fee if the Merger Agreement is terminated due to a breach by the other party or upon the occurrence of certain other specified events

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Hopkins Federal Savings Bank

Cost savings	At least 60% of Hopkins LTM non-interest expense savings realized by FYE 2017
Revenue synergies	None assumed
One-time costs	$1.75 million, pretax
Core deposit intangible	$4.5 million
Fair value marks	$1.25 million gross mark on loans and deposits for credit and interest rate

Financial Expectations- Hopkins Merger

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Below are approximate per share metrics of the transaction:

	Year 1	Year 2
EPS Accretion	$0.18	$0.13
Deal Costs	($0.09)	(0.00)
EPS Accretion	$0.09	$0.13
TBV Dilution	($0.25)	n/a
Dilution (Yrs Earnback)	2.3	n/a

Balance Sheet (Pro forma as of 9/30/15)

Bay Bancorp Bay/Hopkins Combined			
As Reported		Pro Forma	
Tier 1 Common	16.10%	Tier 1 Common	10.82%
Leverage	13.19%	Leverage	9.45%
Loans/Deposits	104.8%	Loans/Deposits	82.3%
Classified Asset Ratio	31.4%	Classified Asset Ratio	43.4%

You're in business to do great things. What a coincidence.

So are we.

The urge to leap out of bed and change the world.

Yup, we finance that.

Operating Philosophy

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Superior Service	High Quality Employees	Financial Stewardship
▪ Service levels will always make a difference to the customer. ▪ Outstanding customer service will be our calling card in the market. ▪ Service will be the differentiator from the large bank experience. ▪ People are willing to pay for a superior customer service experience.	▪ The Bank will hire very high quality employees with positive reputations in the market. ▪ Only very experienced employees will represent the Bank. ▪ Employee retention will be a focus to ensure a consistent customer experience. ▪ Compensation is aligned with shareholder interest.	▪ We are committed to a long term view with safety and soundness paramount in our efforts. ▪ We intend to maintain strong capital levels. ▪ We intend to maintain a strong credit culture. ▪ We have developed a strong compliance culture.

A Defined Path to Shareholder Value

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Acquisitions	Growth and Performance	Long-Term Strategy
• Target distressed banks and failed banks • Focus on banks with strong deposit bases and strategic advantages • Focus on markets in the Baltimore/DC corridor • Creative deal structures to maximize value and minimize risk • Trained and experienced acquisition team • Proven ability to successfully integrate	• Leverage current footprint and banking team to attract credit worthy entrepreneurs • Focus on niche lending verticals to maintain margin • Recruit successful lending teams • Bolster non-interest income streams • Generate income through the resolution of troubled assets	• Achieve scale to generate operating leverage • Relationship driven banking strategy • High quality/high touch for local entrepreneurs • Keen focus on risk/reward with strong credit culture • Diversification of non-interest income streams • Achieve high returns on invested capital and shareholder equity

Disciplined Acquisitions → Scale and Profitability → High Performance

Summary


STARTED BY ENTREPRENEURS.
DRIVEN BY YOU.
RETHINK YOUR BANK
BayBank

- Exceptional management team and board of directors that guides entrepreneurial culture and results orientation.
- Vibrant, high-growth market filled with entrepreneurs along Baltimore Washington Corridor.
- Balanced community banking strategy with diversified loan portfolio, low cost core deposits and strong fee-based products.
- Innovative culture and business model to achieve high organic C&I loan and core deposit growth.
- Improving expense structure and scale attributes to drive core profitability and returns to shareholders.
- Strong balance sheet with high tier one capital ratio and moderate classified assets-to capital levels.
- Proven and positioned to grow organically and via acquisition to become $100 million in market capitalization.

Contact Information

BayBank
The Bank Built By Entrepreneurs, For Entrepreneurs.

Bay Bancorp

Joseph J. Thomas, CFA
President and CEO
(410) 536-7336
jthomas@baybankmd.com
7151 Columbia Gateway Drive
Suite A
Columbia, MD 21046